Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184360) of our reports dated February 19, 2014, with respect to the consolidated financial statements and schedule of LifeLock, Inc., and the effectiveness of internal control over financial reporting of LifeLock, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Phoenix, Arizona

February 19, 2014